EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We have issued our reports dated March 1, 2007, accompanying the consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Stemcells, Inc. on Form 10-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Stemcells, Inc. on Forms S-3 (File No. 333-128797 effective October 4, 2005 and amended on November 3, 2005, File No. 333-117360 effective July 14, 2004, File No. 333-105664, effective May 29, 2003, File No. 333-83992, effective March 8, 2002, File No. 333-75806, effective December 21, 2001, File No. 333-66692, effective August 3, 2001, and File No. 333-61726, effective June 29, 2001) and Forms S-8 (File No. 333-118263 effective August 16, 2004, File No. 333-66700, effective August 3, 2001, File No. 333-37313, effective October 7, 1997, File No. 333-29335, effective June 16, 1997, File No. 333-10773, effective August 23, 1996, and File No. 33-49524, effective July 10, 1992) and Registration Statements of CytoTherapeutics, Inc. on Forms S-3 (File No. 33-91228, effective April 14, 1995, and File No. 33-68900, effective September 15, 1993).
/s/ Grant Thornton LLP
San Jose, California
March 1, 2007